                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            CONCENTREX INCORPORATED

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, no par value per share (the "Shares"), of Concentrex Incorporated, an Oregon corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase, dated July 21, 2000 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                 By Hand:                            By Overnight Courier:                             By Mail:
 ChaseMellon Shareholder Services, L.L.C.   ChaseMellon Shareholder Services, L.L.C.   ChaseMellon Shareholder Services, L.L.C.
        Reorganization Department                  Reorganization Department                  Reorganization Department
               120 Broadway                            85 Challenger Road                            PO Box 3301
                13th Floor                             Mail Stop -- Reorg                 South Hackensack, New Jersey 07606
         New York, New York 10271              Ridgefield Park, New Jersey 07660

Facsimile for Eligible Institutions only:                  To confirm receipt of Notice of Guaranteed Delivery:
              (201) 296-4293                                                  (201) 296-4860

               If you require additional information, please call
          Georgeson Shareholder Communications Inc. at (800) 223-2064

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

LADIES AND GENTLEMEN:

     The undersigned hereby tender(s) to JH Acquisition Corp., an Oregon corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:                                              SIGN HERE
                  --------------------------------------

Certificate No(s) (if available):                              Name(s) of Record Holder(s):

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                                                                                    (Please Print)

If Securities will be tendered by
book-entry transfer:                                           Address(es):
                     --------------

Name of Tendering Institution:                                 --------------------------------------------------------

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                                                                                                             (Zip Code)

Name of Book Entry Transfer Facility:                          Area Code and Telephone No(s):

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Account No.:                                          at
             ----------------------------------------          --------------------------------------------------------

                                                               Signature(s):

Dated:
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the American Stock Exchange is open for business.


                       Name of Firm:                         Title:
  ------------------------------------------------------     ---------------------------------------------

  ------------------------------------------------------     Name:
                  (Authorized Signature)
                                                             ---------------------------------------------
                         Address:                            (Please Print or Type)

  ------------------------------------------------------     Area Code and Telephone No.:

  ------------------------------------------------------     ---------------------------------------------

  ------------------------------------------------------
                        (Zip Code)
                                                             Dated: --------------------------------------

              DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM-- CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.